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                                                                     EXHIBIT 5.1


July 2, 2002



Aviall, Inc.
2750 Regent Boulevard
DFW Airport, TX 75261

Ladies and Gentlemen:

         We have acted as counsel to Aviall, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "COMMISSION") on July 2, 2002 under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of (i) 2,350,000 shares of the Company's common stock, par value $0.01 per share ("COMMON STOCK"), authorized for issuance pursuant to the Aviall, Inc. 1998 Stock Incentive Plan, as amended to date (as amended, the "1998 STOCK INCENTIVE PLAN"), and (ii) 235,000 shares of Common Stock authorized for issuance pursuant to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan, as amended to date (as amended, the "1998 DIRECTORS STOCK PLAN").

         The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the Delaware General Corporation Law, as currently in effect (the "DGCL"), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the "DELAWARE CONSTITUTION"), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, the "DELAWARE LAW").

         In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company's Restated Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company's Amended and Restated By-Laws and any amendments to date certified by the Secretary of the Company; (iv) the 1998 Stock Incentive Plan; (v) that certain Amendment to the Aviall, Inc. 1998 Stock Incentive Plan (the "STOCK PLAN AMENDMENT"), dated as of June 14, 2002 and filed as Exhibit 4.12 to the Registration Statement; (vi) the 1998 Directors Stock Plan; (vii) that certain Amendment Number One to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan (the "DIRECTORS PLAN AMENDMENT"), dated as of June 14, 2002 and filed as Exhibit 4.14 to the Registration Statement; (viii) the specimen Common Stock certificate filed as
Exhibit 4 to the Company's Registration Statement on Form 10, as amended (Commission File No.: 1-12380); (ix) the minutes and records of the corporate proceedings of the Company with respect to adoption of the 1998 Stock Incentive Plan, the Stock Plan Amendment, the 1998 Directors Stock Plan, the Directors Plan Amendment and related matters; (x) the Company's Registration Statement on Form S-8 (Registration No. 333-62633) filed with the Commission on September 1, 1998, relating to the registration of 940,000 shares of Common Stock authorized for issuance


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pursuant to the 1998 Stock Incentive Plan; (xi) the Company's Registration
Statement on Form S-8 (Registration No. 33-72602) filed with the Commission on December 7, 1993, relating to the registration of 12,500 shares of Common Stock authorized for issuance pursuant to the Aviall, Inc. Directors Stock Plan; (xii) the Final Report of Inspector of Election confirming approval of each of the Stock Plan Amendment and the Directors Plan Amendment by the stockholders of the Company at the Company's 2002 Annual Meeting of Stockholders held on June 14, 2002; and (xiii) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonable appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company's Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws, the Delaware Law, the 1998 Stock Incentive Plan and the 1998 Directors Stock Plan will be complied with when the shares of Common Stock are issued pursuant to the terms of the 1998 Stock Incentive Plan and the 1998 Directors Stock Plan.

         Based upon the foregoing and subject to the qualifications stated herein, assuming that the cash consideration received by the Company in exchange for the issuance of shares of Common Stock under the 1998 Stock Incentive Plan and the 1998 Directors Stock Plan equals or exceeds the par value of such shares of Common Stock, we are of the opinion that (i) the 2,350,000 shares of Common Stock authorized for issuance pursuant to the 1998 Stock Incentive Plan have been duly authorized for issuance, and, when so issued in accordance with the terms and conditions of the 1998 Stock Incentive Plan, will be validly issued, fully paid and nonassessable and (ii) the 235,000 shares of Common Stock authorized for issuance pursuant to the 1998 Directors Stock Plan have been duly authorized for issuance, and, when so issued in accordance with the terms and conditions of the 1998 Directors Stock Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of these opinions with the Commission as an exhibit to the Registration Statement.

                                                    Very truly yours,


                                                    /s/ Haynes and Boone, LLP
                                                    ----------------------------
                                                    Haynes and Boone, LLP